Great-West

LIFECO Inc.

RELEASE

Readers are referred to the caution regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

TSX:GWO

Great-West Lifeco reports full year 2006 results and dividend increase

Winnipeg, February 15, 2007 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders of $491 million for the three months ended December 31, 2006 compared to net income of $456 million reported a year ago. On a per share basis, this result represents $0.550 per common share for the three months ended December 31, 2006, an increase of 7% (14% on a constant currency basis) compared to $0.512 per common share for 2005.

For the twelve months ended December 31, 2006, net income attributable to common shareholders was $1,875 million compared to $1,742 million reported a year ago. On a per share basis, this result represents $2.104 per common share for the twelve months ended December 31, 2006, an increase of 8% (15% on a constant currency basis) compared to $1.955 per common share for 2005. The 2005 results included restructuring charges and provisions for expected losses arising from hurricane damage.

Lifeco experienced solid operating results in its Canada and Europe reporting segments and significant growth in net income attributable to common shareholders.

Highlights

•

On February 1, 2007 Lifeco announced that it had entered into an agreement with Marsh & McLennan Companies, Inc. whereby it will acquire the asset management business of Putnam Investments Trust, and Lifeco’s subsidiary, The Great-West Life Assurance Company, will acquire Putnam's 25% interest in T.H. Lee Partners for approximately US$350 million (CDN$410 million). The parties to the agreement will make an election under section 338(h)(10) of the U.S. Internal Revenue Code that will result in a tax benefit that Lifeco intends to securitize for approximately US $550 million (CDN $644 million). In aggregate these transactions represent a value of US $3.9 billion (CDN $4.6 billion).

•

Quarterly dividends declared were $0.255 per common share, an increase of 1.5 cents, payable March 30, 2007. Dividends paid on common shares for the twelve months ended December 31, 2006 were 15% higher than a year ago.

•	Earnings per common share for the fourth quarter of 2006 increased 7% (14% on a constant currency basis) compared to a year ago.
•	Return on common shareholders’ equity was 20.1% for the twelve months ended December 31, 2006 compared to 20.7% a year ago.
•	Assets under administration at December 31, 2006 totalled $210.6 billion, up $33.3 billion from December 31, 2005 levels.

Consolidated net earnings for Lifeco are the net earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.

CANADA

Consolidated net earnings of the Canadian segment of Lifeco attributable to common shareholders for the fourth quarter of 2006 increased 30% to $223 million from $171 million a year ago. For the twelve months ended December 31, 2006, earnings were up 16% to $893 million from $773 million in 2005.

Total sales for the twelve months ended December 31, 2006 were $8.3 billion, an increase of 27% over 2005 levels.

Total assets under administration at December 31, 2006 were $94.6 billion, up $6.5 billion from December 31, 2005.

UNITED STATES

Consolidated net earnings of the United States segment of Lifeco attributable to common shareholders for the fourth quarter of 2006 in US $ decreased 8% to $113 million from $123 million a year ago. For the twelve months ended December 31, 2006, earnings decreased 2% to $452 million from $459 million at December 31, 2005. In Canadian dollars, earnings for the twelve months ended December 31, 2006 were $511 million compared to $606 million in 2005.

Total sales for the twelve months ended December 31, 2006 were US $2.3 billion, an increase of 15% over 2005 levels.

Total assets under administration of US $41.2 billion at December 31, 2006 were up $3.3 billion from December 31, 2005.

EUROPE

Consolidated net earnings of the European segment of Lifeco include operating currencies in British Pounds Sterling £, Euros €, US $ and Canadian $. For the fourth quarter of 2006, on a constant currency basis, net earnings attributable to common shareholders increased 31% compared to 2005. For the twelve months ended December 31, 2006, on a constant currency basis, earnings increased 34%. In Canadian dollars, 2006 earnings were $150 million and $486 million for the fourth quarter and twelve months respectively, compared to $122 million and $399 million for 2005.

Total sales for the twelve months ended December 31, 2006 were Canadian $10.1 billion, an increase of 24% on a constant currency basis over 2005 levels.

Total assets under administration at December 31, 2006 were Canadian $67.8 billion, up $22.9 billion from December 31, 2005.

CORPORATE

Corporate net earnings for Lifeco attributable to common shareholders were a net charge of $10 million for the fourth quarter of 2006, and a net charge of $15 million for the twelve months ended

December 31, 2006 compared to net income of $2 million for the fourth quarter of 2005 and a net charge of $36 million for the twelve months ended December 31, 2005.

Corporate net earnings for Lifeco attributable to common shareholders in 2005 included restructuring costs related to the acquisition of Canada Life Financial Corporation of $17 million after-tax.

CONSTANT CURRENCY

Reported earnings in 2006 were impacted by movement in foreign currency translation rates as well as the expiry of favourable forward foreign exchange contracts. Absent these items, net income attributable to common shareholders in 2006 would have been approximately $132 million higher than reported.

On a constant currency basis, earnings per common share for the fourth quarter and full year increased 14% and 15%, respectively.

QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.255 per share on the common shares of the Company payable March 30, 2007 to shareholders of record at the close of business March 2, 2007.

In addition, the Directors approved quarterly dividends on:

•	Series D First Preferred Shares $0.293750 per share;
•	Series E First Preferred Shares $0.30 per share;
•	Series F First Preferred Shares $0.36875 per share;
•	Series G First Preferred Shares of $0.325 per share;
•	Series H First Preferred Shares of $0.30313 per share; and
•	Series I First Preferred Shares of $0.28125 per share,

all payable March 30, 2007 to shareholders of record at the close of business March 2, 2007.

GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada, the United States and Europe through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company and Great-West Life & Annuity Insurance Company. Lifeco and its companies have over $210 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

Caution regarding Forward-Looking Information and Non-GAAP Financial Measures

This release contains forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as sales levels, premium income, fee income, expense levels, mortality experience, morbidity experience, policy lapse rates and taxes, as well as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive, and there may be other factors listed in other filings with securities regulators, including factors set out under “Risk Management and Control Practices” in the Company’s MD&A, which, along with other filings, is available for review at www.sedar.com. The reader is also cautioned to consider these and other factors carefully and to not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no specific intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

This release contains non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to "earnings or sales on a constant currency basis", "earnings adjusted for the negative impact of currency”, “adjusted net income”, “earnings before adjustments”, “net income before adjustments” and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.

Further information

Selected financial information is attached.

Great-West Lifeco's fourth quarter analyst teleconference will be held Thursday, February 15 at 3:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:

•	Participants in the Toronto area: 416-641-6130
•	Participants from North America: 1-866-862-3912
•	Participants from Overseas: Dial international access code first, then 800-9559-6849

A replay of the call will be available from February 15, until February 22, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode: 3210438#).

Additional information relating to Lifeco, including the 2006 audited financial statements, Management's Discussion and Analysis (MD&A), Annual Information Form (AIF) and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.

- end -

For more information contact:

Marlene Klassen

Director, Media & Public Relations

(204) 946-7705

FINANCIAL HIGHLIGHTS (Unaudited)
(in $ millions except per share amounts)

	For the three months			For the years
	ended December 31			ended December 31
	2006	2005	% Change	2006	2005	% Change

Premiums:
Life insurance, guaranteed annuities	$6,253	$4,528	38%	$18,724	$16,058	17%
and insured health products
Self-funded premium equivalents (ASO contracts)	1,849	1,850	-	7,386	7,535	-2%
Segregated funds deposits:
Individual products	2,415	1,861	30%	8,420	6,254	35%
Group products	1,399	1,268	10%	5,240	5,040	4%
Total premiums and deposits	11,916	9,507	25%	39,770	34,887	14%

Fee and other income	706	616	15%	2,688	2,424	11%
Paid or credited to policyholders	6,677	4,888	37%	20,508	17,435	18%

Net income - common shareholders before adjustments (1)	491	469	5%	1,875	1,802	4%
Adjustments after tax (1)	-	13		-	60
Net income - common shareholders	491	456	8%	1,875	1,742	8%

Per common share
Basic earnings before adjustments (1)	$0.550	$0.526	5%	$2.104	$2.022	4%
Adjustments after tax (1)	-	0.014		-	0.067

Basic earnings after adjustments	0.550	0.512	7%	2.104	1.955	8%
Dividends paid	0.240	0.210	14%	0.9275	0.810	15%
Book value				11.24	9.76	15%

Return on common shareholders' equity:
Net income before adjustments (1)				20.1%	20.9%
Net income				20.1%	20.7%
				0.0%
At December 31
Total assets				$120,463	$102,161	18%
Segregated funds net assets				90,146	75,158	20%
Total assets under administration				$210,609	$177,319	19%

Share capital and surplus				$11,114	$9,489	17%

(1)	Net income, basic earnings per common share and return on common shareholders’ equity are presented before the following adjustments as a non-GAAP financial measure of earnings performance:

a)

Following the acquisition of Canada Life Financial Corporation (CLFC) by the Company, a plan was developed to restructure and exit selected operations of CLFC. Shareholder net income for the year ended December 31, 2005 includes restructuring costs related to the acquisition of $17 after tax, or $0.019 per common share.

b)

Fourth quarter 2005 results include a charge of $13 after tax, or $0.014 per common share, related to a provision for expected losses arising from hurricane damage in 2005. 2005 results include a charge of $43 after tax, or $0.048 per common share, related to a provision for expected losses arising from hurricane damage in 2005.

SUMMARY OF CONSOLIDATED OPERATIONS (Unaudited)
(in $ millions except per share amounts)

	For the three months ended		For the years ended
	December 31		December 31
	2006	2005	2006	2005

Income
Premium income	$ 6,253	$ 4,528	$18,724	$16,058
Net investment income	1,494	1,374	5,910	5,389
Fee and other income	706	616	2,688	2,424
	8,453	6,518	27,322	23,871

Benefits and expenses
Paid or credited to policyholders and beneficiaries
including policyholder dividends and experience refunds	6,677	4,888	20,508	17,435
Commissions	402	330	1,401	1,284
Operating expenses	595	546	2,230	2,198
Premium taxes	66	55	259	238
Financing charges	50	41	202	187
Amortization of finite life intangible assets	4	4	18	18
Restructuring costs	-	-	-	22

Net income before income taxes	659	654	2,704	2,489

Income taxes	- current	125	83	550	476
	- future	(1)	77	65	125

Net income before non-controlling interests		535	494	2,089	1,888

Non-controlling interests		30	27	162	113

Net income - shareholders		505	467	1,927	1,775

Perpetual preferred share dividends		14	11	52	33

Net income - common shareholders		$ 491	$ 456	$ 1,875	1,742

Earnings per common share

Basic		$ 0.550	$ 0.512	$ 2.104	1.955

Diluted		$ 0.547	$ 0.509	$ 2.089	1.939

Average number of shares outstanding
Basic				891,050,178	890,947,683
Diluted				897,725,841	898,331,007

CONSOLIDATED BALANCE SHEETS (Unaudited)
(in $ millions)

	December 31,	December 31,
	2006	2005
Assets

Bonds	$65,246	$59,298
Mortgage loans	15,334	14,605
Stocks	4,766	4,028
Real estate	2,216	1,842
Loans to policyholders	6,776	6,646
Cash and cash equivalents	3,083	2,961
Funds held by ceding insurers	12,371	2,556
Goodwill	5,444	5,323
Intangible assets	1,575	1,457
Other assets	3,652	3,445

Total assets	$120,463	$102,161

Liabilities

Policy liabilities
Actuarial liabilities	$89,363	$71,263
Provision for claims	1,266	999

Provision for policyholder dividends	568	535
Provision for experience rating refunds	452	401
Policyholder funds	2,202	2,088
	93,851	75,286

Debentures and other debt instruments	1,980	1,903
Funds held under reinsurance contracts	1,822	4,221
Other liabilities	4,229	4,099
Repurchase agreements	997	1,023
Deferred net realized gains	2,821	2,598
	105,700	89,130

Preferred shares	756	787
Capital trust securities and debentures	646	648
Non-controlling interests
Participating account surplus in subsidiaries	1,884	1,741
Preferred shares issued by subsidiaries	209	209
Perpetual preferred shares issued by subsidiaries	154	157

Share capital and surplus

Share capital
Perpetual preferred shares	1,099	799
Common shares	4,676	4,660

Accumulated surplus	5,858	4,860
Contributed surplus	28	19
Currency translation account	(547)	(849)
	11,114	9,489

Liabilities, share capital and surplus	$120,463	$102,161

Segmented Information (Unaudited)

Consolidated Operations

LIFECO

For the three months ended December 31, 2005

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$1,582	$440	$2,506	$-	$4,528
Net investment income	707	344	320	3	1,374
Fee and other income	198	294	124	-	616

Total income	2,487	1,078	2,950	3	6,518

Benefits and expenses:
Paid or credited to policyholders	1,705	555	2,628	-	4,888
Other	489	291	191	1	972
Amortization of finite life intangible assets	4	-	-	-	4
Restructuring costs	-	-	-	-	-
Net operating income
before income taxes	289	232	131	2	654

Income taxes	79	75	6	-	160

Net income before non-controlling
interests	210	157	125	2	494

Non-controlling interests	28	(4)	3	-	27

Net income - shareholders	182	161	122	2	467

Perpetual preferred share dividends	11	-	-	-	11

Net income - common shareholders	$171	$161	$122	$2	$456

LIFECO

For the year ended December 31, 2006

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$8,149	$3,352	$7,223	$-	$18,724
Net investment income	2,789	1,393	1,710	18	5,910
Fee and other income	895	1,182	611	-	2,688

Total income	11,833	5,927	9,544	18	27,322

Benefits and expenses:
Paid or credited to policyholders	8,231	3,995	8,282	-	20,508
Other	2,204	1,198	686	4	4,092
Amortization of finite life intangible assets	14	-	4	-	18
Restructuring costs	-	-	-	-	-
Net operating income
before income taxes	1,384	734	572	14	2,704

Income taxes	317	210	59	29	615

Net income before non-controlling
interests	1,067	524	513	(15)	2,089

Non-controlling interests	132	13	17	-	162

Net income - shareholders	935	511	496	(15)	1,927

Perpetual preferred share dividends	42	-	10	-	52

Net income - common shareholders	$893	$511	$486	$(15)	$1,875

For the year ended December 31, 2005

		United		Lifeco
	Canada	States	Europe	Corporate	Total

Income:
Premium income	$6,135	$2,769	$7,154	$-	$16,058
Net investment income	2,779	1,467	1,149	(6)	5,389
Fee and other income	774	1,169	481	-	2,424

Total income	9,688	5,405	8,784	(6)	23,871

Benefits and expenses:
Paid or credited to policyholders	6,430	3,362	7,643	-	17,435
Other	2,053	1,191	659	4	3,907
Amortization of finite life intangible assets	14	-	4	-	18
Restructuring costs	-	-	-	22	22
Net operating income
before income taxes	1,191	852	478	(32)	2,489

Income taxes	284	245	68	4	601

Net income before non-controlling
interests	907	607	410	(36)	1,888

Non-controlling interests	101	1	11	-	113

Net income - shareholders	806	606	399	(36)	1,775

Perpetual preferred share dividends	33	-	-	-	33

Net income - common shareholders	$773	$606	$399	$(36)	$1,742